UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 9, 2013 (the “Signing Date”), Vonage Holdings Corp. (“Vonage”) entered into a definitive agreement to acquire Vocalocity, Inc. (“Vocalocity”), an industry-leading SaaS-based communications provider to small and medium businesses. The acquisition will occur by way of an Agreement and Plan of Merger (the “Merger Agreement”), by and among Vocalocity, Vista Merger Corp., a Delaware corporation and newly formed wholly-owned subsidiary of Vonage (“Merger Sub”), Vonage and Shareholder Representative Services LLC (acting solely in its capacity as the Representative, the “Representative”), pursuant to which Merger Sub will, on the terms and subject to the conditions thereof, merge with and into Vocalocity with Vocalocity surviving as a wholly-owned subsidiary of Vonage (the “Merger”).

Consideration

Vonage will acquire Vocalocity for $130 million, including approximately 8,019,246 shares of Vonage common stock (which shares have an aggregate value of approximately $25 million) and cash consideration of $105 million, subject to adjustments for closing cash and working capital of Vocalocity, reductions for indebtedness and transaction expenses of Vocalocity that remain unpaid as of closing, and deposits into the escrow funds, pursuant to the Merger Agreement. The aggregate consideration will be allocated among holders of: (i) Vocalocity preferred stock, (ii) Vocalocity common stock, (iii) vested options to purchase Vocalocity common stock, and (iv) warrants to purchase Vocalocity preferred stock.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), all previously unexercised vested Vocalocity stock options that are not out-of-the-money will be cashed out at the spread between the applicable exercise price and the applicable merger consideration, subject to reductions for escrow deposits. Unvested and/or out-of the-money Vocalocity stock options will be cancelled and terminated with no right to receive payment. Immediately prior to the consummation of the Merger, options to purchase common stock held by certain persons will be accelerated, such that they are fully vested and exercisable as of the Effective Time.

The number of shares of Vonage common stock comprising the stock consideration has been calculated using the average of the closing price of Vonage common stock on the New York Stock Exchange, as reported by the New York Stock Exchange, on each of the 20 business days immediately preceding the Signing Date.

The shares of Vonage common stock issued pursuant to the Merger will be issued only to “accredited investors” within the meaning of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). No public offering of securities is contemplated.

Representations, Warranties and Indemnities

The Merger Agreement contains customary representations, warranties and covenants by the parties, as well as indemnification rights of both parties. A portion of the purchase price will be deposited into escrow to secure the indemnification obligations under the Merger Agreement of Vocalocity’s preferred stockholders, common stockholders, optionholders and warrantholders in respect of any breach of Vocalocity’s representations, warranties or covenants set forth in the Merger Agreement and in respect of certain other matters.

Approvals

Each of the board of directors of Vonage, Merger Sub and Vocalocity have approved the Merger and Merger Agreement. In addition, following execution of the Merger Agreement, certain preferred and common stockholders of Vocalocity together constituting (i) a majority of the preferred and common stockholders of Vocalocity (voting together as a single class) and (ii) a majority of the preferred stockholders of Vocalocity (voting together as a separate class), delivered a written consent whereby they approved the Merger and adopted the Merger Agreement. No further board or stockholder approvals are required to approve the Merger or adopt the Merger Agreement.

In addition, certain holders of shares of Vocalocity common stock and Vocalocity preferred stock have delivered consent agreements (the “Consent Agreements”) pursuant to which they agree to support the Merger and vote their shares of Vocalocity stock against certain alternative transactions relating to Vocalocity. The Consent Agreements also contain customary provisions pertaining to a release of claims against Vocalocity and other related parties, waivers of dissenters’ rights, and non-solicitation of Vocalocity employees.

Closing Conditions

The completion of the Merger is subject to customary closing conditions including the absence of any material adverse effect on the business and operations of Vocalocity and the execution of employment arrangements with certain individuals who are currently employees of Vocalocity.

Qualification of Description

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Vonage or Vocalocity. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in the confidential disclosure schedules provided by Vocalocity to Vonage in connection with the signing of the Merger Agreement (the “Confidential Disclosure Schedule”). The Confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Vonage and Vocalocity rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of any facts about Vonage or Vocalocity.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: (i) statements about the benefits of the Merger; (ii) future financial and operating results following the Merger; (iii) the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; (iv) the competitive position and opportunities of the combined company; (v) the impact of the Merger on the market for the combined company’s products and services; and (vi) the timing of the completion of the Merger. In addition, words such as “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are based upon the current beliefs and expectations of Vonage’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Vonage. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: (a) risks related to the integration of Vocalocity into Vonage and the anticipated future benefits resulting from the acquisition of Vocalocity; (b) Vonage’s or the combined company’s ability to react to trends and challenges in our business and the markets in which we operate; (c) Vonage’s or the combined company’s ability to anticipate market needs or develop new or enhanced products to meet those needs; (d) the adoption rate of Vonage’s or the combined company’s products and services; (e) Vonage’s or the combined company’s ability to establish and maintain successful relationships with our distribution partners; (f) our ability to compete in our industry; (g) fluctuations in demand, sales cycles and prices for Vonage’s or the combined company’s products and services; (h) Vonage’s or the combined company’s ability to protect intellectual property rights; (i) general political, economic and market conditions and events; (j) the expense and impact of legal proceedings; and (k) other risks and uncertainties described more fully in Vonage’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this document are based on information available as of the date hereof, and Vonage assumes no obligation to update these forward-looking statements. Vonage reserves the right to modify future business or product plans at any time.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, Vonage has entered into the Merger Agreement pursuant to which Vonage will issue approximately 8,019,246 million shares of common stock as part of the consideration upon consummation of the Merger. The number of shares of Vonage common stock to be issued in connection with the Merger has been calculated using the average of the closing price of Vonage common stock on the New York Stock Exchange, as reported by the New York Stock Exchange, on each of the 20 business days immediately preceding the Signing Date.

The issuance and sale of the shares of Vonage common stock is exempt from registration under Section 4(a)(2) of the Securities Act because the transaction does not involve a public offering. Vonage has not engaged in general solicitation or advertising with regard to the issuance and sale of the Vonage common stock to be issued in the Merger.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The disclosure in this Item 3.02 is qualified by reference to the information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated October 9, 2013, by and among Vonage, Vista Merger Corp., Vocalocity and the Representative

99.1	Press Release of Vonage issued on October 10, 2013

*	Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Vonage hereby undertakes to furnish supplementally copies of any omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: October 10, 2013	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated October 9, 2013, by and among Vonage, Vista Merger Corp., Vocalocity and the Representative

99.1	Press Release of Vonage issued on October 10, 2013

*	Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Vonage hereby undertakes to furnish supplementally copies of any omitted schedules and exhibits upon request by the SEC.